Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Texas Quality Income Municipal Fund
333-164949
811-6384

An additional preferred class of the registrants securities have been registered and have become effective on October 28, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing, filed October 29, 2010, accession number 0001193125-10-241136, and is herein incorporated by reference
as an exhibit to the Sub-Item 77I of Form N-SAR.